UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   July 20, 2007
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines	98-0467478
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On July 23, 2007, eTelecare Global Solutions, Inc. (the “Company”) and its subsidiaries, eTelecare Global Solutions-US, Inc. and eTelecare Global Solutions-AZ, Inc. entered into that certain Credit Agreement (the “Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) and its subsidiaries executed that certain Revolving Line of Credit Note dated July 23, 2007 in favor of Wells Fargo. Under the terms of the Agreement, Wells Fargo will extend a revolving line of credit to the Company’s subsidiaries in the maximum aggregate amount of $25,000,000, the proceeds of which shall be used to support the Company’s working capital and which will expire on July 23, 2011. This credit facility replaces a previous debt agreement with Wells Fargo Foothill, Inc. which was terminated on July 20, 2007 (see below for additional details regarding the termination of this prior agreement). The Agreement calls for an upfront commitment to Wells Fargo of $125,000.
Pursuant to that certain Continuing Guaranty dated July 23, 2007 by the Company in favor of Wells Fargo, the Company has guaranteed its subsidiaries’ obligations under the Agreement and pursuant to the Mortgage and Assignment Agreement dated July 23, 2007 between the Company and Wells Fargo and the Security Agreement (together with the Continuing Guaranty, the Mortgage and Assignment Agreement and the Revolving Line of Credit Note, the “Ancillary Agreements”) between the subsidiaries and Wells Fargo dated July 23, 2007, borrowings under the Agreement are secured by a first-priority security interest on all assets of the Company and its subsidiaries, including accounts receivable, inventory and equipment. The borrowings will bear interest at a rate equal to 30-, 60-, 90- or 180-day LIBOR for U.S. dollar deposits plus 1.25%, but in the event of a default, the interest rate becomes 2% above the rate in effect immediately before the default. Under the Agreement, the Company will incur a fee of 0.25% annually on the unused portion of the facility, and will incur a 1% prepayment penalty during the first year of the agreement, a 0.5% prepayment penalty during the second year of the agreement, and no prepayment penalty thereafter.
The Agreement includes, among other terms and conditions, limitations on the Company’s ability to create, incur, assume or permit indebtedness, dispose of assets, pay dividends, make guarantees, and acquire, consolidate or merge with another entity. Additionally, the Company is required to maintain certain tangible net worth levels, financial ratios and minimum cash requirements. The Agreement also provides for certain events of default, but it does not contain any subjective acceleration features and does not have any required payment or principal reduction schedules.
This description of the Agreement and Ancillary Agreements is qualified by reference to the Agreement and Ancillary Agreements, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein.
Item 1.02 Termination of a Material Definitive Agreement
The Company terminated the Loan and Security Agreement by and between the Company, Macarthur Acquisition Corporation and Wells Fargo Foothill, Inc., dated May 25, 2004 effective July 20, 2007 (the “Prior Debt Agreement”) in connection with entering into the Agreement described above under Item 1.01. The Prior Debt Agreement consisted of two term loans, one for $12.0 million and another for $17.5 million, and a revolving line of credit with borrowing capacity up to $25.0 million. As of the date of termination, there were no outstanding amounts owed. The Company incurred no termination penalties in connection with the termination of the Prior Debt Agreement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of July 23, 2007 between eTelecare Global Solutions, Inc., eTelecare Global Solutions-US, Inc., eTelecare Global Solutions-AZ, Inc. and Wells Fargo Bank, National Association
10.2	Revolving Line of Credit Note dated as of July 23, 2007 between eTelecare Global Solutions-US, Inc., eTelecare Global Solutions-AZ, Inc. and Wells Fargo Bank, National Association.
10.3	Security Agreement dated as of July 23, 2007 between eTelecare Global Solutions-US, Inc., eTelecare Global Solutions-AZ, Inc. and Wells Fargo Bank, National Association.
10.4	Continuing Guaranty dated as of July 23, 2007 between eTelecare Global Solutions, Inc. and Wells Fargo Bank, National Association.
10.5	Mortgage and Assignment Agreement dated July 23, 2007 between eTelecare Global Solutions, Inc. and Wells Fargo Bank, National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.

Date: July 24, 2007	By:	/s/ J. Michael Dodson

J. Michael Dodson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of July 23, 2007 between eTelecare Global Solutions, Inc., eTelecare Global Solutions-US, Inc., eTelecare Global Solutions-AZ, Inc. and Wells Fargo Bank, National Association
10.2	Revolving Line of Credit Note dated as of July 23, 2007 between eTelecare Global Solutions-US, Inc., eTelecare Global Solutions-AZ, Inc. and Wells Fargo Bank, National Association.
10.3	Security Agreement dated as of July 23, 2007 between eTelecare Global Solutions-US, Inc., eTelecare Global Solutions-AZ, Inc. and Wells Fargo Bank, National Association.
10.4	Continuing Guaranty dated as of July 23, 2007 between eTelecare Global Solutions, Inc. and Wells Fargo Bank, National Association.
10.5	Mortgage and Assignment Agreement dated July 23, 2007 between eTelecare Global Solutions, Inc. and Wells Fargo Bank, National Association.